                                                                    EXHIBIT 10.3


                             STOCK OPTION AGREEMENT

            AGREEMENT, dated as of February 7, 2003 by and between MarketAxess Holdings Inc. (the "Company") and Richard McVey (the "Executive").

                              PRELIMINARY STATEMENT

            The Board of Directors of the Company (the "Board") has authorized this grant of a non-qualified stock option (the "Option") on February 7, 2003 to purchase Two Million Six Hundred Sixty Six Thousand Six Hundred Sixty Seven (2,666,667) shares of the Company's common stock, par value $.001 per share (the "Common Stock") at a price per share of $0.90 (the "Exercise Price"). Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Restricted Stock Purchase Agreement, dated as of April 19, 2000, by and between the Company and the Executive (the "Purchase Agreement"). By signing and returning this Agreement, the Executive agrees to comply with all applicable laws and regulations.

            Accordingly, the parties hereto agree as follows:

            1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, the Executive is hereby granted an Option to purchase from the Company Two Million Six Hundred Sixty Six Thousand Six Hundred Sixty Seven (2,666,667) shares of Common Stock, at a price per share equal to the Exercise Price. No part of the Option granted hereby is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

            2. EXERCISE; VESTING.

            (a) Except as set forth in paragraphs (c) through (g) of this
Section 2, the Option shall become exercisable in three equal annual installments of Eight Hundred Eighty Eight Thousand Eight Hundred Eighty Nine (888,889) shares on each of December 31, 2003, 2004 and 2005 respectively, which shall be cumulative; provided, that the Executive's Service has not been terminated prior to that date. There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date.

            (b) To the extent that the Option has become vested and exercisable with respect to shares of Common Stock, the Option may thereafter be exercised by the Executive, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. Upon expiration of the Option, the Option shall be canceled and no longer exercisable.

            (c) Upon the death or the permanent or total disability (as defined in Section 22(e)(3) of the Code, a "Disability") of the Purchaser, the Option shall become fully vested and exercisable.
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            (d) In the event the Executive's Service is terminated by the
Company without Cause, five hundred thousand (500,000) shares of Common Stock minus the number of shares of Common Stock that are vested as a result of such termination without Cause pursuant to Section 3(c) of that certain agreement, dated as of the date hereof, by and between the Company and the Executive relating to the grant of an incentive stock option to purchase 333,333 shares of Common Stock, shall immediately vest and become exercisable.

            (e) In the event of a Change in Control in which the holders of the Company's outstanding capital stock receive only cash in exchange for such capital stock, the Option shall become fully vested and exercisable immediately prior to such Change in Control. In the event of any other Change in Control, the unvested portion of the Option shall immediately become fully vested and exercisable upon any termination of the Executive's Service by the Company (or any successor thereto) without Cause occurring after such Change in Control.

            (f) In the event that the Executive engages in Detrimental Activity (as defined on Exhibit B attached hereto) prior to the exercise of the Option, the Option shall terminate and expire as of the date the Executive engaged in such Detrimental Activity. As a condition of the exercise of the Option, the Executive may be required to certify (or be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Executive has not engaged in, and does not intend to engage in, any Detrimental Activity. In the event the Executive engages in Detrimental Activity, the Company shall be entitled to those rights described in Section 7 hereof and the following sentence. In the event the Executive engages in Detrimental Activity during the one (1) year period commencing on the date any portion of the Option is exercised, the Company shall be entitled to recover from the Executive at any time within one (1) year after such exercise, and the Executive shall pay over to the Company, an amount equal to any gain realized as the result of the exercise (whether at the time of exercise or thereafter). This Section 2(f) shall cease to apply upon a Change in Control.

            (g) Notwithstanding any other provision to the contrary in this Agreement, any unvested portion of the Option shall, upon such termination of the Executive's Service, be non-exercisable and shall be canceled.

            3. MANNER OF EXERCISE/EFFECTIVE TIME OF EXERCISE.

            (a) Cash Exercise. To the extent exercisable pursuant to Section 2, this Option may be exercised by the Executive, in whole or in part, by surrendering this Option, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Executive or by such Executive's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Exercise Price payable in respect of the number of shares of Common Stock purchased upon such exercise. The Exercise Price may be paid by cash, check or wire transfer of immediately available funds.

            (b) Effective Time of Exercise. Each exercise of this Option shall be deemed to have been effected immediately prior to the close of business on the day on which this Option shall have been surrendered to the Company as provided above. At such time, the Executive shall be deemed to have become the holder of record of such certificates of Common Stock.

            4. OPTION TERM. The Option shall expire on the tenth anniversary of the date hereof, subject to earlier termination in the event of the termination of the Executive's Service as specified in Section 5 below.

            5. TERMINATION.

            Subject to Section 4 above, the Option, to the extent vested at the time of the termination of the Executive's Service, shall remain exercisable as follows:

            (a) In the event of the termination of the Executive's Service by reason of death or Disability, the Option shall remain exercisable until the earlier of (i) two (2) years from the date of such termination or (ii) the expiration of the stated term of the Option pursuant to Section 4 hereof.

            (b) In the event of the termination of the Executive's Service by the Company without Cause, the vested portion of the Option shall remain exercisable until the earlier of (i) one (1) year from the date of such termination or (ii) the expiration of the stated term of the Option pursuant to
Section 4 hereof.

            (c) In the event the Executive voluntary resigns from Service (other than a voluntary resignation described in Section 5(d) below), the vested portion of the Option shall remain exercisable until the earlier of (i) ninety
(90) days from the date of such resignation or (ii) the expiration of the stated term of the Option pursuant to Section 4 hereof.

            (d) In the event of the termination of the Executive's Service by the Company for Cause or in the event the Executive voluntary resigns from Service within ninety (90) days after an event that would be grounds for a termination of the Executive's Service for Cause, the entire Option (whether or not vested) shall terminate and expire upon such termination or resignation, as the case may be.

            (e) Any portion of the Option that is not vested as of the date of the termination of the Executive's Service for any reason shall terminate and expire as of the date of such termination.

            6. RESTRICTION ON TRANSFER OF OPTION.

            (a) No part of the Option shall be transferred, sold, assigned, negotiated, pledged, hypothecated, encumbered or otherwise disposed of ("Transferred"), whether for value or no value and whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution. During the lifetime of the Executive the Option may be exercised only by the Executive or the Executive's guardian or legal representative. In addition, the Option shall not be Transferred in any way, except as provided by law or herein, and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to Transfer the Option or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.

            (b) Notwithstanding anything to the contrary contained in Section 6(a) above, the Option shall be Transferable, in whole or in part, to a Family Member (as defined below) of the Executive. Any portion of the Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Agreement. Any shares of Common Stock acquired upon exercise of the Option by a permissible transferee of the Option or a permissible transferee pursuant to a Transfer after the exercise of the Option shall be subject to the terms of this Agreement, including, without limitation, the provisions of Section 7 below.

            (c) For purposes hereof, a "Family Member" shall mean, solely to the extent provided for in Rule 701 under the Securities Act, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Executive's household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent (50%) of the voting interests or as otherwise defined in Rule 701 under the Securities Act.

            7. COMPANY CALL RIGHTS.

            (a) In the event of the termination of the Executive's Service by the Company for Cause or in the event the Executive voluntary resigns from Service, the Company may at any time within the ten (10) month period following the later of the date of such termination or resignation or the date the Executive acquires shares of Common Stock upon exercise of the Option following such termination or resignation: (i) repurchase from the Executive the outstanding vested portion of the Option based on the difference between the Exercise Price and the Fair Market Value on the date of repurchase and (ii) repurchase from the Executive any shares of Common Stock previously acquired by the Executive through the exercise of the Option that are held by the Executive for at least six (6) months and one (1) day after the date of exercise, at a repurchase price equal to Fair Market Value on the date of repurchase.

            (b) (i) If the Company elects to exercise call rights under this
Section 7, it shall do so by delivering to the Executive a notice of such election, specifying the number of shares to be purchased and such closing date and time that is within the ten (10) month period. Such closing shall take place at the Company's principal executive offices.

            (ii) At such closing, the Company will pay the Executive the repurchase price as specified in this Section 7 in cash, or by cancellation of indebtedness of the Executive to the Company.

            (c) Notwithstanding the foregoing, the Company shall cease to have rights pursuant to this Section on and after the initial public offering of the Common Stock.

            8. SECURITIES REPRESENTATIONS. Upon the exercise of the Option prior to the registration pursuant to the Securities Act of the Common Stock subject to the Option, the Executive will be deemed to acknowledge and make the following representations and warranties and any issuances of Common Stock by the Company shall be made in reliance upon the following express representations and warranties of the Executive:

            (a) shares of the Common Stock are being acquired for the Executive's own account and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any of such shares of Common Stock;

            (b) the Executive is aware that there are substantial risks in subscribing to purchase, and in purchasing, the shares of Common Stock;

            (c) representatives of the Company have answered any questions the Executive has asked about the Company and the Executive has received any additional information that he has requested;

            (d) the Executive has been advised that the shares of Common Stock have not been registered under the Securities Act on the ground that no distribution or public offering of the shares of Common Stock is to be effected (it being understood, however, that the shares of Common Stock are being issued and sold in reliance on the exemption provided under Rule 701 under the Securities Act), and in this connection the Company is relying in part on the Executive's representations set forth in this Section;

            (e) in deciding to subscribe for the shares of Common Stock, the Executive has relied solely upon an independent investigation of the Company's business and upon consultation, to the extent deemed necessary by the Executive, with his legal and financial advisers with respect to that business and the nature of the investment and the Executive has not acted upon the basis of any other representations or warranties;

            (f) the Executive has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the purchase of the shares of Common Stock contemplated by this Agreement, and the Executive is able to bear the substantial economic risks of that investment and can afford a complete loss of that investment;

            (g) the Executive is an "accredited investor" (as defined in Regulation D promulgated under the Act);

            (h) in the event that the Executive is permitted to Transfer or otherwise dispose of the shares of Common Stock, the Executive may only do so pursuant to a registration statement under the Securities Act and qualification under applicable state securities laws or pursuant to an opinion of counsel satisfactory to the Company that such registration and qualification are not required, and that the transaction (if it involves a sale in the over-the-counter market or on a securities exchange) does not violate the provisions of Rule 144 under the Securities Act. A stop-transfer order will be placed on the books of the Company respecting the certificates evidencing the shares of Common Stock, and such certificates shall bear any required legends, until such time as the shares of Common Stock evidenced by such certificates shall have been registered under the Securities Act or shall have been Transferred in accordance with an opinion of counsel for the Company that such registration is not required;

            (i) the Transfer of the shares of Common Stock have not been registered under the Securities Act, and the shares of Common Stock must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available and the Company is under no obligation to register the shares of Common Stock;



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
            (j) the Executive understands that the shares of Common Stock acquired upon exercise of the Option are restricted securities within the meaning of Rule 144 promulgated under the Securities Act; that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the common stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the shares of Common Stock may be made only in limited amounts in accordance with such terms and conditions;

            (k) the Executive understands that there is no market, and there cannot be any assurance that there will ever be a market, for the purchase and sale of the shares of Common Stock, and the shares of Common Stock will not be readily acceptable as collateral for loans;

            (l) the Executive is not a nonresident alien for the purpose of income taxation; and

            (m) the Executive is not relying upon any representation or warranty regarding the Company or the business of the Company in making the decision to purchase the shares of Common Stock and hereby acknowledges that the Company has disclaimed such representation or warranty whether arising by contract, law or otherwise and agrees that such disclaimer shall be effective.

            9. RIGHTS AS A STOCKHOLDER. The Executive shall have no rights as a stockholder with respect to any shares covered by the Option unless and until the Executive has become the holder of record of the shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Common Stock.

            10. FRACTIONAL SHARES. The Company shall not issue fractions of shares of Common Stock upon exercise of this Option or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this
Section 10, be issuable upon exercise of this Option, or any part hereof, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-thousandth (1/1000) of a share, to be computed (i) if the Common Stock is listed on any national securities exchange on the basis of the last sales price of the Common Stock on such exchange (or the quoted closing bid price if there shall have been no sales) on the date of conversion, or (ii) if the Common Stock shall not be so listed on the basis of the mean between the closing bid and asked prices for the Common Stock on the date of conversion as reported by NASDAQ, or its successor, and if there are no such closing bid and asked prices, on the basis of the Fair Market Value per share as determined by the Board of Directors of the Company.

            11. ADJUSTMENTS. The grant of the Option to the Executive shall not affect in any way the right or power of the officers or the Board of Directors of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. The Board shall adjust the number of shares of Common

Stock subject to the Option to reflect any adjustment, recapitalization, reorganization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

            12. TRUSTS, ETC. Nothing contained in this Agreement and no action taken pursuant to this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and the Executive or the executor, administrator or other personal representative or designated beneficiary of the Executive, or any other persons. Any reserves that may be established by the Company in connection with this Agreement shall continue to be part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to the Executive. If and to the extent that the Executive or the Executive `s executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Agreement, such right shall be no greater than the right of an unsecured general creditor of the Company.

            13. NOTICES. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

            If to the Company, to:

                  MarketAxess Holdings Inc.
                  140 Broadway, 42nd Floor
                  New York, New York 10005
                  Attention: Compensation Committee of the Board of Directors

            If to the Executive, to the address indicated after the Executive's signature at the end of this Agreement.

            14. NO OBLIGATION TO CONTINUE EMPLOYMENT. This Agreement is not an agreement of employment. This Agreement does not guarantee that the Company or any affiliate thereof will employ the Executive for any specific time period, nor does it modify in any respect the Company's right to terminate or modify the Executive's employment or compensation.

            15. REGISTRATION RIGHTS. Any shares of Common Stock issued upon exercise of the Option shall be deemed to be "Registrable Other Holder Securities" as such term is defined in that certain Sixth Amended and Restated Registration Rights Agreement, dated as of April 4, 2002, by and among the Company, the Executive and the other parties thereto and the holder of such shares shall be entitled to, among other things, the registration rights set forth therein.

            16. AGREEMENT. As a condition to the receipt of shares of Common Stock pursuant to this Agreement, to the extent required by the Board of Directors, the Executive shall execute and deliver a stockholder's agreement or such other documentation, which shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise, a right of first refusal of the Company with respect to shares, and such other terms as the Board of Directors shall from time to time establish. Such stockholder's agreement or other documentation shall apply to the Common Stock acquired hereunder and covered by such stockholder's agreement or other documentation. The Company may require, as a condition of exercise, the Executive to become a party to any other existing stockholder agreement.

                     [END OF TEXT. SIGNATURE PAGE FOLLOWS.]




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
            IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                    MARKETAXESS HOLDINGS INC.


                                    By:   /s/ Richard McVey
                                          -------------------------------
                                          Authorized Officer
/s/ Richard McVey
----------------------------------
Richard McVey
Social Security No.:  On file
Home Address: On file

                                                                       EXHIBIT A

                             PURCHASE/EXERCISE FORM

                (To Be Signed Only upon Exercise of Option)



To MarketAxess Holdings Inc.:


      The undersigned, the holder of the within Option, hereby irrevocably elects to exercise the purchase right represented by such Option, for and to purchase thereunder, __________ shares of Common Stock of MarketAxess Holdings Inc. and herewith makes payment of $___________ therefor. The undersigned requests that the certificates for such shares be issued in the name of, and be delivered to, Richard McVey.

Dated:
        ---------------                   ---------------------------------
                                          Richard McVey

                                          (Signature must conform in all
                                          respects to name of the Executive as
                                          specified on the face of the Option)



                                          ---------------------------------
                                                      Address

                                                                       EXHIBIT B

                       DEFINITION OF DETRIMENTAL ACTIVITY

      For purposes of this Agreement, "Detrimental Activity" shall mean: (a) the disclosure to anyone outside the Company or its affiliates, or the use in any manner other than in the furtherance of the Company's or its affiliate's business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company or its affiliates that is acquired by an Executive prior to the termination of the Executive's Service; (b) activity while employed or performing services that results, or if known could result, in the termination of the Executive's Service that is classified by the Company as a termination for Cause; (c) engaging in Solicitation (as defined below) without, in all cases, written authorization from the Company; (d) the making of disparaging comments or statements by the Executive, or the inducement of others by the Executive to make any disparaging comments or statements, to the press, the Company's or its affiliates' employees, consultants or any individual or entity with whom the Company or its affiliates has a business relationship which could reasonably be expected to adversely affect in any manner: (i) the conduct of the business of the Company or its affiliates (including, without limitation, any products or business plans or prospects); or (ii) the business reputation of the Company or its affiliates, or any of their products, or their past or present officers, directors or employees; (e) without written authorization from the Company, engaging in Competition (as defined below). For purposes of sub-sections (a), (c), and (e) above, the Board of Directors of the Company shall each have authority to provide the Executive with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Executive with such authorization. Except as specifically provided in any other agreement between the Executive and the Company, Detrimental Activity shall not be deemed to occur after the end of the one (1) year period following the date of termination of the Executive's Service.

      "Competition" means the Executive's participation, directly or indirectly, as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant or in any capacity whatsoever (within the United States or in any foreign country where the Company or its affiliates does business) in a business (whether a division, unit, subsidiary or affiliate), other than the Company and its affiliates: (i) that is engaged in the design, development, operation or promotion of a multi-dealer electronic platform or electronic commerce network (ECN) for fixed income securities (or other fixed income instruments) information research, distribution, trading and/or other transactions; (ii) whose principal business is electronic distribution, research and/or trading of fixed income securities (or other fixed income instruments); or (iii) that is not included in subsections (i) or (ii) and as to which the Company or its affiliates have taken demonstrable steps at the time of termination of the Executive's employment. Competition does not include: (i) the Executive's ownership of not more than 1% of the total outstanding stock of a publicly held company; or (ii) the Executive's performance of services for any enterprise to the extent such services are not performed, directly or indirectly, for a business in the aforesaid Competition (including, without limitation, his performance of services for any entity which has a division or business unit engaging in competition with the Company's or its affiliates' business, if such performance does not in any capacity, directly or indirectly, involve work with or assistance to such division or business unit). The meaning of "as to which the Company has taken demonstrable steps" shall be determined by the Board of Directors of the Company in good faith based on written memoranda or similar writings or communications and such determination shall be conclusive and binding for all purposes hereunder.

      "Solicitation" means (i) recruiting, soliciting or inducing any nonclerical employee or consultant of the Company or its affiliates to terminate his or her employment with, or otherwise cease or reduce his or her relationship with, the Company or such affiliate; (ii) hiring or assisting another person or entity to hire any nonclerical employee or consultant of the Company or its affiliates or any person who, to the Executive's knowledge, within six months before was such a person; or (iii) soliciting or inducing any person or entity to terminate, or otherwise to cease, reduce, or diminish in any way its relationship with or prospective relationship with the Company or its affiliates. You may however, if requested by any entity with which you are not affiliated, serve as a reference for any person who at the time of the request is not an employee of, or consultant to, the Company or its affiliates.